Page 26  of 33 Pages




                                    September 8, 1995

PaineWebber Incorporated
1285 Avenue of the Americas
New York, NY  10019

Gentlemen:

   In connection with the engagement of PaineWebber Incorporated ("PaineWebber") to advise and assist the undersigned (referred to herein as "we," "our" or "us") with the matters set forth in the Agreement dated September 8, 1995 between us and PaineWebber, we hereby agree to indemnify and hold harmless PaineWebber, its affiliated companies, and each of PaineWebber's and such affiliated companies' respective officers, directors, agents, employees and controlling persons (within the meaning of each of Section 20 of the Securities Exchange Act of 1934 and Section 15 of the Securities Act of 1933) (each of the foregoing, including PaineWebber, being hereinafter referred to as an "Indemnified Person") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements, and other charges of counsel), actions (including actions brought by us or our equity holders or derivative actions brought by any person claiming through us or in our name), proceedings, arbitrations or investigations (whether formal or informal), or threats thereof (all of the foregoing being hereinafter referred to as "Liabilities"), based upon, relating to or arising out of such engagement or any Indemnified Person's role therein: PROVIDED, HOWEVER, that we shall not be liable under this paragraph: (a) for any amount paid in settlement of claims without our consent, unless our consent is unreasonably withheld, or (b) to the extent that it is finally judicially determined, or expressly stated in an arbitration award, that such Liabilities resulted primarily from the willful misconduct or gross negligence of the Indemnified Person seeking indemnification. If multiple claims are brought against any Indemnified Person in an arbitration and at least one such claim is based on, relates to or arises out of the engagement of PaineWebber by us or any Indemnified Person's role therein, we agree that any award resulting therefrom shall be deemed conclusively to be based on, relate to or arise out of the engagement of PaineWebber by us or any Indemnified Person's role therein, except to the extent that such award expressly states that the award, or any portion thereof, is based solely upon, relates to or arises out of other matters for which indemnification is not available hereunder. In connection with our obligation to indemnify for expenses as set forth above, we further agree to reimburse each Indemnified Person for all such expenses (including reasonable fees, disbursements or other charges of counsel) as they are incurred by such Indemnified Person; PROVIDED, HOWEVER, that if an Indemnified Person is reimbursed hereunder for any expenses, the amount so paid shall be refunded if and to the extent it is finally judicially determined, or expressly stated in an arbitration award, that the Liabilities in question resulted primarily from the willful misconduct or gross negligence of such Indemnified Person. We hereby also agree that neither PaineWebber nor any other Indemnified Person shall

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                         Page 27  of 33 Pages

have any liability to us (or anyone claiming through us or in our name) in connection with PaineWebber's engagement by us except to the extent that such Indemnified Person has engaged in willful misconduct or been grossly negligent.

   Promptly after PaineWebber receives notice of the commencement of any action or other proceeding in respect of which indemnification or reimbursement may be sought hereunder, PaineWebber will notify us thereof; but the omission so to notify us shall not relieve us from any obligation hereunder unless, and only to the extent that, such omission results in our forfeiture of substantive rights or defenses. If any such action or other proceeding shall be brought against any Indemnified Person, we shall, upon written notice given reasonably promptly following your notice to us of such action or proceeding, be entitled to assume the defense thereof at our expense with counsel chosen by us and reasonably satisfactory to such Indemnified Person; PROVIDED, HOWEVER, that any Indemnified Person may at its own expense retain separate counsel to participate in such defense. Notwithstanding the foregoing, such Indemnified Person shall have the right to employ separate counsel at our expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such Indemnified Person, a difference of position or potential difference of position exists between us and such Indemnified Person that would, in the opinion of counsel to the Indemnified Person, make representation of both the Indemnified Person and us inappropriate or inadvisable under generally accepted standards of professional conduct; PROVIDED, HOWEVER, that in no event shall we be required to pay fees and expenses under this indemnity for more than one firm of attorneys (in addition to local counsel) in any jurisdiction in any one legal action or group of related legal actions. We agree that we will not, without the prior written consent of PaineWebber, which consent will not be unreasonably withheld, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by PaineWebber's engagement (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise or consent includes an unconditional release of PaineWebber and each other Indemnified Person from all liability arising or that may arise out of such claim, action or proceeding.

   If the indemnification of an Indemnified Person provided for hereunder is finally judicially determined by a court of competent jurisdiction to be unenforceable, then we agree, in lieu of indemnifying such Indemnified Person, to contribute to the amount paid or payable by such Indemnified Person as a result of such Liabilities in such proportion as is appropriate to reflect the relative benefits received, or sought to be received, by us on the one hand and by PaineWebber on the other from the transactions in connection with which PaineWebber has been engaged. If the allocation provided in the preceding sentence is not permitted by applicable law, then we agree to contribute to the amount paid or payable by such Indemnified Person as a result of such Liabilities in such proportion as is appropriate to reflect not only the relative benefits referred to in such preceding sentence but also the relative fault of us and of such Indemnified Person. Notwithstanding the foregoing, in no event shall the aggregate amount required to be contributed by all Indemnified Persons taking into account our contributions as described

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                         Page 28  of 33 Pages

above exceed the amount of fees actually received by PaineWebber pursuant to such engagement. The relative benefits received or sought to be received by us on the one hand and by PaineWebber on the other shall be deemed to be in the same proportion as (a) the total value of the transactions with respect to which PaineWebber has been engaged bears to
(b) the fees paid or payable to PaineWebber with respect to such engagement.

   The rights accorded to Indemnified Persons hereunder shall be in addition to any rights that any Indemnified Person may have at common law, by separate agreement or otherwise.

   THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. WE HEREBY CONSENT, SOLELY FOR THE PURPOSE OF ALLOWING AN INDEMNIFIED PERSON TO ENFORCE ITS RIGHTS HEREUNDER, TO PERSONAL JURISDICTION AND SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM FOR WHICH INDEMNIFICATION MAY BE SOUGHT HEREUNDER IS BROUGHT AGAINST PAINEWEBBER OR ANY OTHER INDEMNIFIED PERSON. We and PaineWebber also hereby irrevocably waive any right we and PaineWebber may have to a trial by jury in respect of any claim based upon or arising out of this agreement. This agreement may not be amended or otherwise modified except by an instrument signed by both PaineWebber and us. If any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision of this agreement, which shall remain in full force and effect. If there is more than one indemnitor hereunder, each indemnifying person




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                         Page 29  of 33 Pages





agrees that its liabilities hereunder shall be joint and several. Each Indemnified Person is an intended beneficiary hereunder.

   The  foregoing  indemnification   agreement  shall  remain  in  effect
indefinitely,   notwithstanding   any   termination    of   PaineWebber's
engagement.

                     Very truly yours,

                     KASH N' KARRY FOOD STORES, INC.


                     By:________________________________
                          Name:
                          Title:


Acknowledged and Agreed to:

PAINEWEBBER INCORPORATED


By:________________________________
     Name:
     Title:





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                         Page 30  of 33 Pages












June 5, 1996                        PAINEWEBBER


Board of Directors
Kash n' Karry Food Stores, Inc.
6422 Harney Road
Tampa, Florida 33610

Attention:Mr. Ronald E. Johnson
      Chairman, President and Chief Executive Officer

Madame and Gentlemen:

      Kash n' Karry Food Stores, Inc. (the "Company") proposes to enter into an Agreement and Plan of Merger (the "Agreement") pursuant to which
(i) a subsidiary ("Sub") of the acquiring company ("Parent") will make a tender offer (the "Offer") for all of the outstanding shares of common stock, par value $0.01, per share ("Common Stock") of the Company at a specified price net to the seller in cash (the "Consideration") and
(ii) following completion of the Offer, each issued and outstanding share of Common Stock (other than (a) shares owned by the Company as treasury stock, (b) shares owned by Parent, Sub or any other wholly-owned subsidiary of Parent and (c) shares held by parties perfecting appraisal rights) will be converted in a merger (the "Merger") solely into the right to receive the Consideration. The Board of Directors of the Company has requested that PaineWebber Incorporated ("PaineWebber") render an opinion (the "Opinion") as to whether or not the Consideration to be received by the holders of the Common Stock in the Offer and the Merger, taken as a whole, is fair, from a financial point of view, to such shareholders.

      As compensation for PaineWebber's services in rendering the Opinion, the Company agrees to pay PaineWebber a fee of $250,000 payable in cash on the date PaineWebber delivers the Opinion. In the event that an update or revised Opinion is requested, the Company agrees to pay PaineWebber an additional fee to be mutually agreed upon payable in cash on such date PaineWebber delivers an updated or revised Opinion. In addition, the Company agrees to reimburse PaineWebber, upon request made from time to time, for all of its reasonable out-of-pocket expenses incurred in connection with this engagement, including the reasonable fees, disbursements and other charges of its legal counsel. The Company's obligations to pay PaineWebber's compensation (and reimburse PaineWebber for fees and expenses) as set forth herein shall be without regard to the conclusion set forth in the Opinion or whether PaineWebber determines that a favorable Opinion cannot be delivered.

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                         Page 31  of 33 Pages

      It is understood that the Opinion, if rendered, will be dated as of a date reasonably proximate to the date of the Schedule 14D-9 to be filed with the Securities and Exchange Commission (the "SEC") in connection with the Offer and any proxy statement or information statement required to be filed with the SEC in connection with the Merger. If the Opinion is included in such Schedule 14D-9, proxy statement or information statement, it will be reproduced therein in full, and any description of or reference to PaineWebber or summary of the Opinion will be in a form reasonably acceptable to PaineWebber and its counsel. Except as provided in this letter, the Opinion will not be reproduced, summarized, described or referred to or otherwise made public without PaineWebber's prior written consent.

      The Company will furnish PaineWebber (and will request that the Parent furnish PaineWebber) with such information as PaineWebber believes appropriate to its assignment (all such information so furnished being the "Information"). The Company recognizes and confirms that PaineWebber
(a) will use and rely primarily on the Information and on information available from generally recognized public sources in rendering the Opinion and does not assume any responsibility to independently verify the same, (b) does not assume responsibility for the accuracy or completeness of the Information and such other information and (c) will not make an appraisal of any assets of the Parent or the Company. To the best of the Company's knowledge, the Information to be furnished by the Company, when delivered, will be true and correct in all material respects and will not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. The Company will promptly notify PaineWebber if it learns of any material inaccuracy or misstatement in, or material omission from, any Information theretofore delivered to PaineWebber. All such Information, whether oral or written, will be kept confidential in accordance with the terms of that certain letter agreement (the "Letter Agreement") dated September 8, 1995, by and between PaineWebber and the Company.

      It is understood that PaineWebber is being engaged hereunder solely to provide the services described above to the Board of Directors of the Company, and that PaineWebber is not acting as an agent of, and its engagement hereunder is not intended to confer rights on the equity holders of the Company or any other third party.

      In addition to the fees provided for above, the Company shall pay to PaineWebber PaineWebber's customary hourly fees for each hour that a PaineWebber employee shall be required to testify (or be available on site to testify) in any court proceedings, or in oral depositions in connection with any such proceedings, relating to or arising out of the Opinion or PaineWebber's engagement hereunder.

      Reference  is   made  to  the  Letter  Agreement  and  the  related
indemnification agreement (the "Indemnification Agreement") attached thereto and incorporated by reference therein. The Company agrees that the indemnification and other agreements set forth in the Indemnification
Agreement  shall  apply  in  connection   with  PaineWebber's

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                         Page 32  of 33 Pages

engagement hereunder, shall survive the termination, expiration or suppression of this letter agreement, and are incorporated by reference herein.

      THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY IN SUCH STATE. EACH OF THE COMPANY AND PAINEWEBBER AGREE THAT ANY ACTION OR PROCEEDING BASED HEREON, OR ARISING OUT OF PAINEWEBBER'S ENGAGEMENT HEREUNDER, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF DELAWARE OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE. THE COMPANY AND PAINEWEBBER EACH HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE FOR THE PURPOSE OF ANY SUCH ACTION OR PROCEEDING AS SET FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTION OR PROCEEDING. EACH OF THE COMPANY AND PAINEWEBBER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

      The Company (for itself, anyone claiming through it or its name, and on behalf of its equity holders) and PaineWebber each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this letter agreement or the transactions contemplated hereby. This letter agreement may not be assigned by either party without the prior written consent of the other party.

      This letter agreement (including the Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter, other than the Letter Agreement. This letter agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both PaineWebber and the Company. If any provision of this letter agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this letter agreement, which will remain in full force and effect.

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                         Page 33  of 33 Pages

      If the foregoing correctly sets forth our agreement, please so indicate by signing and returning to us the enclosed duplicate original copy of this letter agreement.

                     Very truly yours,

                     PAINEWEBBER INCORPORATED



                     By _________________________________
                            David M. Reed, Jr.
                            Managing Director


Accepted and Agreed to as of
the date first written above:

Kash n' Karry Food Stores, Inc.



By ____________________________________
   Ronald E. Johnson
   Chairman, President and Chief Executive Officer